Exhibit 10.22

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”) is made as of this 1st day of July 2008, by and between LJ BALBOA, LP, a California limited partnership (“Landlord”), and DOT VN, INC., a California corporation (“Tenant”).

RECITALS

A, Landlord, as successor-in-interest to Wood Creek Associates LLC and Tenant are parties to an Office Lease Agreement dated June 2006 for certain real property commonly known as Suite 114 of the building located at 9449 Balboa Avenue, San Diego, California, the size being approximately 3,148 rentable square feet (the “Premises”).

B. Landlord and Tenant desire to amend the Office Lease Agreement to extend the Lease, revise the Base Year, and adjust the rent, accordingly.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Effective Date. The Effective Date of this First Amendment shall be September 1, 2008 (“Effective Date.”).

2. Term: The Term of the Office Lease Agreement shall be extended for a period of twelve (12) months, commencing on September 1, 2008.

3. Base Rent. The schedule of Base Rent, as set forth in Paragraph I.D, Page 1, of the Office Lease Agreement, is revised to reflect, in accordance with this First Amendment, that as of the Effective Date, the Base Rent shall be as follows:

Period Monthly Base Rent
09/01/08 – 08/31/09 $6,799.68

4. Base Year: The Base Year for Taxes and Expenses as referenced in the Office Lease Agreement, Page 1, Paragraph I.F. is revised to be 2008.

5. Improvements. The Landlord agrees to commercially clean the accessible areas of the carpet in the Premises and re-balance the HVAC units as necessary within the Premises.

6. Full Force and Effect. Except as expressly modified hereby, the Office Lease Agreement shall remain unchanged and in full force and effect. All references, herein and in the Office Lease Agreement, shall mean, unless the context clearly indicates to the contrary, the Office Lease Agreement as amended by this First Amendment. Defined terms used herein shall have the meaning set forth in the Office Lease Agreement, unless a contrary meaning is contained in this First Amendment.

7. No Oral Agreements. The Office Lease Agreement and this First Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions, incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Office Lease Agreement or this First Amendment. Neither the Office Lease Agreement nor this First Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

8. Successors and Assigns. This Office Lease Agreement, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above,

LANDLORD: Dated:

LJ BALBOA, LP
a California limited partnership

By: Kathleen Nelson, Controller/Property Manager 444
Camino Del Rio South, Suite 101 San Diego, CA 92108
Notices: Attention to Jan Gilbert/United Hansel Mgmt.

TENANT: Dated:

Lessee: DOT VN, INC. a California corporation
By: Lee Johnson, President 9449 Balboa Avenue, Suite 114 San Diego, CA 92123